EXHIBIT 99.2

FINAL TRANSCRIPT

Jul 29, 2010 / 02:00PM GMT, STFC - Q2 2010 State Auto Financial Earnings Conference Call

FINAL TRANSCRIPT

Thomson StreetEvents℠

Conference Call Transcript

Event Date/Time: Jul 29, 2010 / 02:00PM GMT

FINAL TRANSCRIPT

Jul 29, 2010 / 02:00PM GMT, STFC - Q2 2010 State Auto Financial Earnings Conference Call

CORPORATE PARTICIPANTS

Steve English

State Auto Financial Corporation - VP & CFO

Bob Restrepo

State Auto Financial Corporation - Chairman, President & CEO

Matt Mrozek

State Auto Financial Corporation - Chief Actuarial Officer

Mark Blackburn

State Auto Financial Corporation - EVP and COO

Jim Duemey

State Auto Financial Corporation - Chief Investment Officer

Cindy Powell

State Auto Financial Corporation - Chief Accounting officer and Treasurer

CONFERENCE CALL PARTICIPANTS

Paul Newsome

Sandler O’Neill & Partners - Analyst

Caroline Steers

Macquarie Research Equities - Analyst

Larry Greenberg

Lange and McCleany - Analyst

PRESENTATION

Operator

Welcome to State Auto Financial second quarter 2010 earnings conference call. Initially, you will be in a listen-only mode. Today’s conference is being recorded. If you have any objections you should disconnect at this time. At the beginning of the question and answer session please press star, one to submit a question.

At this point, I would like to turn the call over to Mr. Steve English, State Auto’s Chief Financial Officer. Mr. English, you may proceed.

Steve English - State Auto Financial Corporation - VP & CFO

Thank you, Courtney.

Good morning, and welcome to our second quarter 2010 earnings conference call.

Today I’m joined by several members of STFC’s Senior Management Team — our Chairman, President, and CEO, Bob Restrepo, Chief Operating Officer, Mark Blackburn, Chief Investment Officer, Jim Duemey, Chief Actuarial Officer, Matt Mrozek, and our Chief Accounting Officer and Treasurer, Cindy Powell.

Today’s call will include prepared remarks by our CEO, Bob Restrepo, and me, after which we will open the lines for questions.

Please note our comments today may include forward-looking statements, which by their nature involve a number of risk factors and uncertainties which may affect future financial performance. Such risk factors may cause actual results to differ materially from those contained in our projections or forward-looking statements.

These types of factors are discussed at the end of our press release, as well as in our annual and quarterly filings with the Securities & Exchange Commission, to which I refer you.

A financial packet containing reconciliations of certain non-GAAP measures, along with supplemental financial information, was distributed to registered participants prior to this call and made available to all interested parties on our website, www.stateauto.com, under the Investor Section as an attachment to the press release.

Now, I’ll turn the call over to STFC’s Chairman, President and CEO, Bob Restrepo.

Bob Restrepo - State Auto Financial Corporation - Chairman, President & CEO

Thank you, Steve. And good morning, everyone.

After a solid first quarter we experienced a difficult second quarter, despite improving non-catastrophe results in our personal lines business. As has been widely reported, catastrophes have plagued industry results this quarter. This quarter has always been a difficult one for State Auto. The spring is when we see the largest share of our catastrophe losses driven by wind and hail.

In addition, we had a rash of flood related claims which affected our automobile physical damage results in both personal and commercial automobile. Virtually all this resulted from the unprecedented rain and subsequent flooding in the Nashville area in May.

STFC’s combined ratio for the quarter was 115.2%. Catastrophe losses accounted for 18.6 points or $57.5 million compared to 12.6 points and $36.9 million, respectively, for the same period in 2009.

FINAL TRANSCRIPT

Jul. 28. 2009 / 10:00AM ET, STFC - Q2 2009 State Auto Financial Earnings Conference Call

Book value per share declined $1.28. Obviously, our underwriting results are a major contributor. In addition, changes to our pension plan and investment valuations also contributed to the book value per share decline. Steve English will address this in greater detail following my opening comments.

Unusually high catastrophe losses masked improvements in our personal lines ex-catastrophe loss ratio. Personal auto results continued to improve as we earn-out the price increases we’ve been taking for over a year. Over 50% of our premium growth in personal auto is now driven by price. Virtually all of the remaining growth is coming from the expansion states of Arizona, Colorado, Connecticut, and Texas. All in all, the impact on our written premium from price changes is now a 5% increase.

While trends have increased a bit in the quarter, but these move around from quarter to quarter, and we think the trends are anticipated well by our rate actions.

New business is down compared to last year but remain steady. Profit, pricing, and production trends look good for our core personal auto book.

Homeowner results continue to be adversely affected by the weather, both catastrophe and non-catastrophe. Our non-CAT, non-weather results have actually improved quite a bit, driven by lower large losses and price increases. In the second quarter prices increased 10%. We’ll continue to see the positive impact of our pricing action as the year progresses and these price increases earn-out.

In addition to addressing the impact of catastrophes and weather on our homeowner results, we’ve also been evaluating the impact of the economy. Last year we saw an increase of large fire losses in states with above average foreclosure rates. We instituted a new physical inspection program for homeowners who are more than 150 days behind on their mortgage payments to ensure that the home was both properly maintained and occupied. If not, we’re taking the appropriate underwriting action.

Although this represents a very small part of our overall book, we obviously want to make sure that we’re doing everything possible to ensure the individual risk quality of our homeowner business while we’re addressing the portfolio management issues related to weather and the need for more price.

In addition to pricing and underwriting actions, we continue pursuing Insurance to Value, implementing wind and hail deductibles in 15 states, which account for almost two-thirds of our average wind and hail losses, and rolling out our new bi-peril homeowner product which will be in 11 states by the end of this year.

Business insurance results were a mixed bag in the quarter. General liability results deteriorated, primarily due to reserve increases on five individual cases from prior accident years.

Commercial auto liability results remained quite good. Physical damage results, though, were hurt by large losses and claims related to the national flooding.

Commercial property results improved as we returned to more normal levels of large loss activity.

Pricing in the business insurance segment remains flattish. We continue to use predictive modeling on our property and liability lines and plan to extend it to the remaining business insurance lines to enhance pricing discipline and precision.

We continue to push for increases in commercial lines wherever we can, but it’s a tough slog given the market environment and the economic climate. New business has decreased, but retention is holding up better than we expected. Policy [accounts] declined, but modestly.

Overall production in business insurance is increasing with the addition of our new alternative risk transfer business, which we call RED, a risk evaluation and design. RED is a managing general underwriter and an affiliate of State Auto Mutual. Eighty percent of the business that we write through this new facility is included in the results of STFC. Business insurance production was up over 16% but virtually all of this resulted from RED. Excluding RED business insurance premiums increased just 0.1%.

We’re seeing opportunity in the commercial multi-peril line resulting from the rollout of our new BOP Choice Program. This product has been very well received by our agents. It’s easy to use, easy to sell, and to be quoted by an agent on a real-time basis. We get better pricing precision through the use of predictive modeling and the ability to attract more casualty oriented business to give us better spread of risk. We expect this new BOP Choice Program will also create more total account business opportunities.

FINAL TRANSCRIPT

Jul. 28. 2009 / 10:00AM ET, STFC - Q2 2009 State Auto Financial Earnings Conference Call

Our expense ratio is essentially flat quarter-over-quarter and year-over-year. We continue to target an expense ratio in the low 30s, and we’ve made good progress particularly in reducing commission expense and expenses related to underwriting reports, though some of this is masked by the expenses incurred to build-out our new RED Program.

With that, I’ll turn you over to Steve English.

Steve English - State Auto Financial Corporation - VP & CFO

Thank you, Bob.

For the quarter our book value per share declined $1.28. First and foremost, the net loss of $0.66 per share accounts for about one-half of the decline, and Bob has already commented on the operating trends.

For the six months ended June 30, 2010 we recorded a tax benefit and an annual estimated effective tax rate. This is being offset by the $4.5 million of deferred tax expense we recorded in the first quarter of this year relating to the impact of the treatment of the Medicare Part D subsidy under the Patient Protection and Affordable Care Act of 2010. The overall effective tax rate is based on an estimate of our annual effective rate before the impact of the Medicare adjustment.

This resulted in an overall effective rate of approximately 12.6% in the quarter. I would anticipate that improved operating performance in the second half of this year would result in tax expense being provided at similar effective rates without regard to the Medicare adjustment.

In addition to our quarterly dividend of $0.15 per share, changes in investment valuations decreased book value per share by $0.14 primarily related to equity securities. The S&P, Russell 2000, and international indices were all down in the quarter.

Our fixed income portfolio was up over March, as interest rates moved down. The duration of the fixed income portfolio is 4.5, down from last quarter’s 4.8.

Finally, the remaining material change to our book value per share was a result of a pension re-measurement done effective at the end of May 2010. Beginning this year new employees are no longer eligible for our defined benefit pension plan, and existing employees were given until May 31 to make a decision to remain in the pension plan or to begin to participate in an enhanced 401(k) plan.

Approximately 20% of the eligible employees elected the enhanced 401(k), resulting in a curtailment and a required re-measurement of the pension. As a reminder, we typically only re-measure the pension plan annually in the fourth quarter.

The decline in interest rates used to discount the liability, as well as changes in pension asset values resulted in an increase to the net pension liability, and an after-tax reduction of equity reported through accumulated other comprehensive income. In total AOCI was reduced $13.3 million in the quarter for benefit plan obligations, which translates into $0.33 per share.

A couple of final notes. First, we successfully renewed all of our reinsurance treaties on July 1, 2010 with no material changes in terms or conditions. Our reinsurance costs are not expected to materially change.

And, finally, the statutory surplus of STFC’s insurance subsidiaries stands at $725 million, which reflects the $40 million dividend State Auto National, our nonstandard auto carrier, paid STFC less approximately $20 million contributed by STFC to State Auto Property & Casualty.

And, with that, we would like to open the line for any questions that you may have.

FINAL TRANSCRIPT

Jul. 28. 2009 / 10:00AM ET, STFC - Q2 2009 State Auto Financial Earnings Conference Call

QUESTION AND ANSWER

Operator

(Operator instructions.)

Our first question comes from Paul Newsome from Sandler O’Neill. Your line is open.

Paul Newsome - Sandler O’Neill & Partners - Analyst

Good morning. I was hoping you could just address the — I guess two things. One, the CAT losses, which I understand what business you’re in and that you’re always going to have them but they do seem to be growing. And I think the last time I checked in with you folks your view was that it was just another round of bad luck, as opposed to something that’s more consistent. And I was wondering if your views have changed on that, and if you intend to try to reflect that in pricing and underwriting, as well?

Bob Restrepo - State Auto Financial Corporation - Chairman, President & CEO

The bad weather continued, Paul. When we looked at where all these events happened, we had a heat map showing where the storms happened in the second quarter, and they were all over the territory. And on a year-to-date basis they were even more scattered.

We, like a lot of other eastern carriers, had issues in the first quarter with snow, but as you remember in the first quarter our CAT loss ratio was slightly lower than our five-year rolling average. We usually run 12 to 14 points in the second quarter. Obviously, 18.6 is higher than that, than our normal run of catastrophe results in the second quarter. Year-to-date we’re about 11%. We expect it to be in the 8% range, so we are higher but certainly not what we’ve seen in the prior two years. And, but definitely a bit higher.

But in the upper Midwest it’s — we haven’t really seen any catastrophes this year. In the southeast, or anything significant in Texas. And what we’re doing is really focusing in on the states that have produced a disproportionate amount of our wind and hail losses going back 10 years, but particularly in the last three years, by rolling out wind and hail deductibles. And we’re kind of leading the pack. We’re going into states, including Indiana and Ohio and Kentucky, that’s our three biggest states, representing 40% of our total premium volume, and we’re definitely ahead of the market and requiring mandatory wind and hail deductibles.

And we’ll have those in place, as I mentioned, in 11 states that account for a disproportionate amount of our wind and hail losses. We’ll also be rolling out our bi-peril product, and we’ve had very, very good success already in Missouri, where we introduced it last December. We’re getting as much as 30% price increases in the southwest part of Missouri, and the retention is holding up. But what it’s also allowing us to do is to balance our portfolio in Missouri by writing more business in the St. Louis suburban area where they’re really — the risk of wind and hail is substantially lower.

So it gives us an opportunity to get more adequate prices and to get a more precise price for specific perils. And we’re going to have that in place in virtually all of our big states, as I’ve said by the end of this year.

We also continue to look on a county by county basis, to look where the frequency of wind and hail is at a proportion with the rest of our business, both in that state or across the territory. And we’ve taken actions in both the Minneapolis, St. Paul area and the Louisville area, where we thought we were over concentrated relative to our writings in the rest of the state and the rest of the Midwest, and we terminated in the aggregate between those two territories several hundred agencies.

And so between the wind and hail deductibles, between our bi-peril, getting more adequate prices, and when we talk about our prices of 10% in the quarter that doesn’t include more aggressive Insurance to Value and also more aggressive upgrading of the existing values across the whole book. Our current run rate when you add those two together, add another 3 to 5 points depending upon the state we’re in. So we’re — we’ve got a run rate from a pricing standpoint of close to 15%, and the increases will continue for at least another year or two.

So it’s a balance of price adequacy, it’s a balance of wind and hail deductibles, rolling out our new homeowners custom fit product, risk modeling by county, taking agency actions where we’re over concentrated. And, of course, we continue to have our aggregate catastrophe reinsurance treaty in place, we renewed that the first of the year to really buy us the time to address these issues.

The weather has clearly changed. Our footprint really hasn’t changed. The one thing that has changed is we’ve added states with lower wind and hail exposure, but clearly over the past three years the weather has changed and because of our concentration in the Midwest we’ve been unusually vulnerable. I think we’re taking aggressive actions to address it.

FINAL TRANSCRIPT

Jul. 28. 2009 / 10:00AM ET, STFC - Q2 2009 State Auto Financial Earnings Conference Call

Paul Newsome - Sandler O’Neill & Partners - Analyst

I wanted to continue the conversation here, that as long as I’ve been covering State Auto the Company has had problems with weather catastrophe losses. And it would appear, and I haven’t done a formal survey or anything like that, but it always seems to me and it seems to be getting worse that catastrophe losses as a percentage of your premium are larger for you than for any other company that I am aware of. And that, I don’t mean that just in this quarter, I mean over time. And that includes some companies that are in the same footprint from a geographic perspective. So what is it about State Auto that makes them, makes it uniquely susceptible to weather losses?

Bob Restrepo - State Auto Financial Corporation - Chairman, President & CEO

Well, I think for the publicly held companies we have traditionally had a higher percentage of our business in the homeowner line. It accounts for 20% of our business, so knowing who you cover, they tend to be more 80% commercial lines. Homeowners represents a much smaller part of their overall business, and clearly it’s the homeowner line that’s been — has been most effective.

When I talk to mutual insurance companies and we compare our results for the industry, actually, our homeowner results are comparable to the industry and actually better than the industry for our Midwestern footprint. But when we — so it — the homeowner line is just a much larger percentage. Personal lines, in general, we’re still 60% personal lines, and 20% in the homeowners line, so we have a higher, richer mix of personal lines business.

That’s one of the reasons that given the marketplace, given the economy, we can’t balance it with growth in the standard commercial lines, what we’re looking to do is to balance it by integrating our Rock Hill’s so that our overall portfolio of business is less dependent upon the weather and less dependent upon homeowner profitability.

Paul Newsome - Sandler O’Neill & Partners - Analyst

Thanks. I’ll let some other folks ask questions, but appreciate the answers.

Steve English - State Auto Financial Corporation - VP & CFO

Thanks, Paul.

Operator

Our next question comes from Caroline Steers from Macquarie. Your line is open.

Caroline Steers - Macquarie Research Equities - Analyst

Hi, everyone. I was actually just sort of focusing on commercial lines now. I was just hoping you could talk a little bit about the RED business, just in terms of the business they write, and whether that’s — what’s driving the growth in commercial, auto, and CMP, and whether you expect that to continue to help growth a little bit in future quarters?

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Jul. 28. 2009 / 10:00AM ET, STFC - Q2 2009 State Auto Financial Earnings Conference Call

Bob Restrepo - State Auto Financial Corporation - Chairman, President & CEO

I’ll ask Steve to kind of give you an estimate of the potential volume, but the short answer, Caroline, is yes, all the growth we’re seeing — virtually all the growth we’re seeing in commercial and multi-peril is coming from RED, and all of the growth we’re seeing in commercial auto is coming from RED.

If you exclude RED we have a little bit of an increase in commercial and multi-peril, primarily resulting from the rollout of our new BOP Choice Program. But the lion’s share of it is coming from RED. A large restaurant program, which is primarily casualty in the commercial multi-peril line, and as I indicated in last quarter’s call we also have the transportation related risk that’s contributing to the increase in commercial automobile.

Steve?

Steve English - State Auto Financial Corporation - VP & CFO

Yes. Hi, Caroline. On the commercial auto line, I’ll just give you some numbers here that will help you sort some of that out. In the quarter RED contributed $10.8 million to the commercial auto line, and on the commercial multi-peril line the restaurant program, in the first quarter it was $5.7 million, the second quarter it was $7.9 million.

So collectively within the program we’ve written $24 million, a little over $24 million of premium this year. And I would expect those programs by the end of the year could generate as much as $70 million of written premium. So the net, of course, since the program was not in place in 2009 will all be growth.

Caroline Steers - Macquarie Research Equities - Analyst

Okay. Thank you. That’s really helpful. And then just really quickly on auto and homeowners rates, how much were each of those up in the quarter?

Bob Restrepo - State Auto Financial Corporation - Chairman, President & CEO

In the quarter personal automobile rates were up 5%. Homeowner rates were up 10%, but that’s strictly rate actions, it doesn’t include upgrading and doesn’t include our insurance value program.

Caroline Steers - Macquarie Research Equities - Analyst

Okay, and the 5% is that all standard auto?

Bob Restrepo - State Auto Financial Corporation - Chairman, President & CEO

Yes.

Caroline Steers - Macquarie Research Equities - Analyst

Okay. All right. Thank you.

FINAL TRANSCRIPT

Jul. 28. 2009 / 10:00AM ET, STFC - Q2 2009 State Auto Financial Earnings Conference Call

Operator

(Operator instructions.)

Our next question comes from Larry Greenberg from [Lange and McCleany]. Your line is open.

Larry Greenberg - Lange and McCleany - Analyst

Good morning.

Bob Restrepo - State Auto Financial Corporation - Chairman, President & CEO

Good morning, Larry.

Larry Greenberg - Lange and McCleany - Analyst

Can you elaborate a little bit on the five cases in GL that you referenced, where there was prior year reserve strengthening? And possibly can you quantify that? And did that take the entire book of business into a reserve deficiency standpoint for the quarter?

Bob Restrepo - State Auto Financial Corporation - Chairman, President & CEO

The five cases that counted for virtually all of the quarter-over-quarter increase, and all of them were prior accident years, ‘07 through ‘09, and they were all a result of new information that we received. In one case the business was in bankruptcy, and we just couldn’t get information on it, and then of course release information that we could use to better assess what the ultimate value of the case was going to be. So it was just an unusual rash of case development, and this is all case development on those five cases, and they were all collectively very significant.

Larry Greenberg - Lange and McCleany - Analyst

So you — can you quantify them?

Bob Restrepo - State Auto Financial Corporation - Chairman, President & CEO

About — over, what — 25 points?

Matt Mrozek - State Auto Financial Corporation - Chief Actuarial Officer

Yes.

Bob Restrepo - State Auto Financial Corporation - Chairman, President & CEO

Yes. Matt Mrozek — yes, it was over 25 points.

Larry Greenberg - Lange and McCleany - Analyst

Twenty-five points for GL?

FINAL TRANSCRIPT

Jul. 28. 2009 / 10:00AM ET, STFC - Q2 2009 State Auto Financial Earnings Conference Call

Bob Restrepo - State Auto Financial Corporation - Chairman, President & CEO

That’s correct.

Larry Greenberg - Lange and McCleany - Analyst

Yes. Okay, so they weren’t of similar nature, they were —

Bob Restrepo - State Auto Financial Corporation - Chairman, President & CEO

No, no, they were all different, all new, based on new information.

Larry Greenberg - Lange and McCleany - Analyst

Okay, and then on the wind and hail deductibles, can you just give us some idea of what the level of the deductibles might be, and maybe some sensitivity analysis of when they’re in place, you know, what it might — how it might change your performance in a fairly active wind and hail quarter?

Bob Restrepo - State Auto Financial Corporation - Chairman, President & CEO

It — once they’re fully in place, number one, the deductibles are a thousand dollars, and in many of these states our typical deductible for all perils is $500, so it’s a thousand dollar deductible. We’ve monitored — Alabama was the first state that we implemented it at the end of 2008, and we monitored it, does it stick and it does stick, and it does reduce the severity of the claims settlement by 8% to 10% I think. Matt is shaking his head, yes, 8% to 10%. We’ve also evaluated Minnesota to — which is one of our biggest trouble spots, again, to determine if it sticks and are we reducing severity, and it does reduce severity by 8% to 10%. In and of itself it’s not the answer, but it does reduce overall severity and reduces the overall net loss.

Larry Greenberg - Lange and McCleany - Analyst

And is there something magical about a thousand dollars? Is it just a level that you think the market could tolerate, or —

Bob Restrepo - State Auto Financial Corporation - Chairman, President & CEO

It’s the level, and we’ll see, as I said, we’re ahead of the market but for deductibles that had been in place for wind and hail, it’s either a thousand dollar deductible and some states it’s a percentage deductible. In Texas we have 1% to 2% deductibles, and in Oklahoma, as well, but in the Midwest to get started we felt both the rate from a regulatory perspective, as well as from a market perspective, a thousand dollars was the place to start.

Larry Greenberg - Lange and McCleany - Analyst

Okay, and I know Board actions are sensitive, but you did have a Director who resigned early July, and it was unusual in that in his letter that was made public it, you know, was clear that he was dissatisfied I guess with the aggressiveness of your rate actions and perhaps your policy pruning. Is there anything more you could say on that situation? And whether it’s representative of the Board, in general, or it’s just really a one-off individual?

FINAL TRANSCRIPT

Jul. 28. 2009 / 10:00AM ET, STFC - Q2 2009 State Auto Financial Earnings Conference Call

Bob Restrepo - State Auto Financial Corporation - Chairman, President & CEO

It’s — I really can’t add anything to our disclosure. Our disclosure did say that the Board is very supportive of the direction. We’re all disappointed with the results we’ve had, which are obviously weather related. We can’t control the weather but we need to control our actions against the weather better.

The only thing I’d add, Larry, is the Board was surprised, and disappointed with Dick’s decision, and so was Management. We were surprised. We didn’t see this coming. And obviously we’re required to disclose any communications that we’ve received from Board members.

Larry Greenberg - Lange and McCleany - Analyst

Thank you. Appreciate that.

Operator

You have no further questions at this time. (Operator instructions.)

Steve English - State Auto Financial Corporation - VP & CFO

Thank you, Courtney. We want to thank all of you for participating in our conference call and for your continued interest in and support of State Auto Financial Corporation. We look forward to speaking with you again on our third quarter earnings call, which is currently scheduled for November 2nd, 2010. Thank you, and have a good day.

Operator

Thank you. This concludes today’s conference. You may disconnect at any time.

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